                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2004, relating to the financial statements and financial statement schedule of LodgeNet Entertainment Corporation, which appears in LodgeNet Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLC

Minneapolis, Minnesota
July 2, 2004